SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 12 or 15(d) of

                       The Securities Exchange Act of 1934

                        Date of Report: January 18, 2001

                          LEE ENTERPRISES, INCORPORATED

              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                             1-6227                       42-0823980
---------------                      -----------                   -------------
(State or other                      (Commission                   (IRS Employer
jurisdiction of                                                     File Number)
Identification No.)
incorporation)


215 N. Main Street, Davenport, IA                                     52801-1924
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(Address of principal executive offices)                               ZIP Code


                                 (319) 383-2100

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              (Registrant's telephone number, including area code)
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Item 5.  Other Events

On January 18, 2001, the Registrant issued the following press release announcing its plans to sell its only remaining broadcasting property, KMAZ-TV in El Paso, Texas, to Council Tree Hispanic Broadcasters, L.L.C., of Longmont, Colorado. The sale is subject to various conditions, including approval by the Federal Communication Commission, and other customary contingencies for a transaction of this nature.

NEWS RELEASE

FOR RELEASE: January 18, 2001

Lee Enterprises to sell TV station in El Paso

EL PASO, Texas (January 18, 2001) -- Lee Enterprises (NYSE: LEE) announced plans today to sell KMAZ-TV in El Paso to Council Tree Hispanic Broadcasters, L.L.C., of Longmont, Colorado.

Mary Junck, Lee Enterprises president and chief operating officer, said the sale is expected to close in several months, after regulatory clearances and approval of the Federal Communications Commission.

The sale will complete Lee's exit from television broadcasting. Lee announced last March that it had made a strategic decision to focus on newspaper publishing and related online services. On Oct. 1, Lee completed the sale of eight network-affiliated stations and their satellites to Emmis Communications Corporation of Indianapolis, Indiana.

Lee Enterprises is based in Davenport, Iowa. It owns 23 daily newspapers and joint interest in five others. Lee also owns more than 100 weekly newspapers, shoppers and classified and specialty publications, along with associated online services. More information about Lee Enterprises is available at www.lee.net.

                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   LEE ENTERPRISES, INCORPORATED


                                                 By:  /s/ G. Chris Wahlig
                                                      --------------------------
                                                      G. Chris Wahlig
                                                      Vice President-Finance and
                                                      Chief Accounting Officer

                                                      Dated:  January 18, 2001